Exhibit 99.2
XM Announces Offering of Senior Notes
as Part of Merger Refinancing
     WASHINGTON, DC — July 21, 2008 — XM Satellite Radio Holdings Inc. (NASDAQ: XMSR) announced today that it is launching an offering of $400 million aggregate principal amount of new senior notes. The offering is part of a series of transactions to refinance certain debt of XM in connection with the pending merger with SIRIUS Satellite Radio Inc. The offering will be structured in a manner that will permit it to be unwound if the merger is not consummated. The closing of the pending merger remains subject to the approval from the Federal Communications Commission and satisfaction of other applicable conditions.
     The notes will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), to persons outside of the United States pursuant to Regulation S under the Securities Act and applicable private placement exemptions in such jurisdictions. The notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements.
     This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
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     This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the results of XM’s second quarter operating results and other statements identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of XM’s management and are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements in this press release include demand for XM Satellite Radio’s service, the Company’s dependence on technology and third party vendors, its potential need for additional financing, as well as other risks described in XM Satellite Radio Holdings Inc.’s Form 10-K filed with the Securities and Exchange Commission on 2-28-08. Copies of the filing are available upon request from XM Radio’s Investor Relations Department. All programming subject to change.